UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 22, 2015, Horizon Technology Finance Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders considered a proposal to authorize the Company, with the approval of the Board of Directors, to sell shares of its common stock during the next 12 months, at a price below its then current net asset value per share, in one or more offerings, subject to certain conditions as set forth in the proxy statement. The proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission on December 5, 2014. As of December 5, 2014, the record date for the Special Meeting, 9,627,025 shares of common stock were eligible to vote. Of the shares of common stock eligible to vote, 8,265,726 shares of common stock were held by persons not deemed to be “affiliated persons” as defined by Section 2(a)(3) of the Investment Company Act of 1940. The Company’s stockholders approved the proposal pursuant to the voting results set forth below:

	For	Against	Abstain
All Votes Cast	4,502,656	953,307	135,796

All Votes Cast Excluding Votes Cast by Affiliates	3,141,357	953,307	135,796

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2015	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board

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